

                                                      EXHIBIT 11
                                                WOODHEAD INDUSTRIES, INC.
                                           COMPUTATION OF EARNINGS PER SHARE
                               (Amounts in thousands, except per share data - unaudited)


                                                 Three Months Ended                           Three Months Ended
                                                       7/3/99                                       6/27/98
                                            ----------------------------                ------------------------------

                                            Basic                Diluted                Basic                  Diluted
                                            -----                -------                -----                  -------
Net Income                                  $ 2,231              $ 2,231                $ 2,820                $ 2,820
                                            =======              =======                =======                =======

Weighted average
  common shares                              11,110               11,110                 10,608                 10,608
Dilutive common
   stock options                                  -                  308                      -                    561
                                            -------              -------                -------                -------

Weighted average
   common shares plus
   dilutive common stock
   options                                   11,110               11,418                 10,608                 11,169
                                            =======              =======                =======                =======

Earnings per share                          $  0.20              $  0.20                $  0.27                $  0.25
                                            =======              =======                =======                =======


                                                  Nine Months Ended                             Nine Months Ended
                                                       7/3/99                                        6/27/98
                                            ----------------------------                ------------------------------

                                            Basic                Diluted                Basic                  Diluted
                                            -----                -------                -----                  -------
Net Income                                  $ 7,498              $ 7,498                $ 8,948                $ 8,948
                                            =======              =======                =======                =======

Weighted average
  common shares                              11,081               11,081                 10,583                 10,583
Dilutive common
   stock options                                  -                  308                      -                    599
                                            -------              -------                --------               -------

Weighted average
   common shares plus
   dilutive common stock
   options                                   11,081               11,389                 10,583                 11,182
                                            =======              =======                =======                =======

Earnings per share                          $  0.68              $  0.66                $  0.85                $  0.80
                                            =======              =======                =======                =======



                                      -13-